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                       DISCRETIONARY LINE OF CREDIT NOTE

$20,000,000.00                                             AS OF JANUARY 8, 1999


FOR VALUE RECEIVED, PAPA JOHN'S INTERNATIONAL, INC. (the "BORROWER"), with an address at 11492 Bluegrass Parkway, Louisville, Kentucky 40299, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "BANK"), in lawful money of the United States of America in immediately available funds at its offices located at 500 West Jefferson Street, Louisville, Kentucky 40202, or at such other location as the Bank may designate from time to time, the principal sum of TWENTY MILLION DOLLARS ($20,000,000.00) (the "FACILITY") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

     1.   RATE OF INTEREST. Each advance outstanding under this Note will bear
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interest at a rate per annum determined in the Bank's sole discretion, as offered by the Bank to the Borrower as the rate at which the Bank would advance funds to the Borrower in the principal amount requested for the interest period requested, each as agreed upon in writing between the Borrower and the Bank.

          Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

     2.   DISCRETIONARY ADVANCES. THIS IS NOT A COMMITTED LINE OF CREDIT AND
          ----------------------
ADVANCES UNDER THIS NOTE, IF ANY, SHALL BE MADE BY THE BANK IN ITS SOLE DISCRETION. NOTHING CONTAINED IN THIS NOTE OR ANY OTHER LOAN DOCUMENTS SHALL BE CONSTRUED TO OBLIGATE THE BANK TO MAKE ANY ADVANCES. THE BANK SHALL HAVE THE RIGHT TO REFUSE TO MAKE ANY ADVANCES AT ANY TIME WITHOUT PRIOR NOTICE TO THE BORROWER.

          The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

     3.   PAYMENT TERMS. The principal amount of each advance shall be due and
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payable on the earlier of (i) the last day of the applicable interest period for such advance or (ii) the Expiration Date (as defined in the Loan Documents). Interest shall be due and payable at the times set forth in the Loan Documents, and no less frequently than quarterly.

          If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be
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included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

     4.   DEFAULT RATE. If any advance or other amount is not paid when due, the
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Borrower shall pay interest on such amount until it is paid in full at a rate per annum (based on a year of 360 days and actual days elapsed) (the "DEFAULT RATE") equal to two hundred (200) basis points (2%) above the Prime Rate but not more than the maximum rate allowed by law. As used herein, "PRIME RATE" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower, effective on the date of any such change. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

     5.   PREPAYMENT. The Borrower shall have the right to prepay at any time
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and from time to time, in whole or in part, without penalty, any advance hereunder which is accruing interest at a rate based upon a floating rate. If the Borrower prepays all or any part of any advance which is accruing interest at a fixed rate on other than the last day of the applicable interest period, the Borrower shall also pay to the Bank, on demand therefor, the Cost of Prepayment. "COST OF PREPAYMENT" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield,
                                                          -----
on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note.

     6.   OTHER LOAN DOCUMENTS. This Note is issued pursuant to the letter
          --------------------
agreement dated as of January 8, 1999, and the other documents referred to therein, the terms of which are incorporated herein by reference (the "LOAN DOCUMENTS").

     7.   ADVANCE PROCEDURES. A request for advance made by telephone must be
          ------------------
promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses,

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liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, absent manifest error, the date and amount of each advance, the interest rate and interest period applicable thereto, as well as the date and amount of each payment made by the Borrower.

     8.   YIELD PROTECTION. The undersigned shall pay to the Bank, on written
          ----------------
demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.

     9.   EVENTS OF DEFAULT. The occurrence of any of the following events will
          -----------------
be deemed to be an "EVENT OF DEFAULT" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor: (iii) the filing by or against any Obligor or any Affiliate of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor or any Affiliate, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof); (iv) any assignment by any Obligor or any Affiliate for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor or any Affiliate held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor or any Affiliate for borrowed money in excess of $100,000.00, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the entry of a final judgement in excess of $100,000.00 against any Obligor or any Affiliate and the failure of such Obligor or any Affiliate to discharge the judgement within ten days of the entry thereof; (vii) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor or any Affiliate; (viii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (ix) any representation or warranty made by any Obligor or any Affiliate to the Bank in any document, including but not limited to the Loan Documents is false, erroneous or misleading in any material respect; (x) the failure of any Obligor or any Affiliate to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor or any Affiliate to the Bank; and (xi) the occurrence of any event of default or default and the lapse of any notice or cure period under any debt, liability or obligation to the Bank of any Affiliate.

          As used herein, the term "OBLIGOR" means any Borrower and any Guarantor, the term "GUARANTOR" means any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future, and the term "AFFILIATE" means each of PJ Food Service, Inc. and PJFS of Mississippi, Inc.
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          Upon the occurrence of an Event of Default: (a) the Bank shall continue to have no obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

     10.  RIGHT OF SETOFF. In addition to all liens upon and rights of setoff
          ----------------
against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

     11.  MISCELLANEOUS. No delay or omission of the Bank to exercise any right
          --------------
or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Banks's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

          The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral.

          If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns.



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          This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court located for the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

     12.  WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL
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RIGHTS THE BORROWER MAY HAVE TO A TRAIL BY JURY IN ANY ACTION, PROCEEDING OR
CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

          THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE WAIVER OF JURY TRAIL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

WITNESS the due execution hereof as of the date first written above, with the intent to be legally bound hereby.

PAPA JOHN'S INTERNATIONAL, INC.


By /s/ Charles W. Schnatter
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Print Name: Charles W. Schnatter
           --------------------------

Title: Senior Vice President
      -------------------------------


WITNESS/ATTEST:



By  /s/ Paula K. Fryland
  -----------------------------------
  Paula K. Fryland, Vice President